Exhibit 99.1

News for Immediate Release

Contact:  Gary Santo
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2022

FIRST MARBLEHEAD ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

NCSLT Trust Deconsolidation Results in Non-Cash Gain; Will Lead to Improved Financial Statement Transparency

BOSTON, MA -- 1/31/12 -- The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2012 and the six month period ended December 31, 2011. Results for the quarter and six month period include the effects of the sale of the Company’s variable interests in the NCSLT Trusts, which was announced on November 14, 2011.

For the second quarter of fiscal 2012, the Company recorded net income of $1.19 billion, or $10.82 per  share on a fully diluted basis, compared to a net loss for the second quarter of fiscal 2011 of $33.4 million, or ($0.33) per fully diluted share. The increase in net income was driven by the sale of the Company’s variable interests in the NCSLT Trusts.  As a result of the sale, the Company deconsolidated assets totaling $6.6 billion and liabilities totaling $7.8 billion, resulting in a non-cash gain of $1.24 billion.

For the six months ended December 31, 2011, the Company reported net income of $1.11 billion, or $10.02 per share on a fully diluted basis, compared to a net loss of $98.4 million, or ($0.98) per share on a fully diluted basis, for the six months ended December 31, 2010.

”The Company had another strong quarter highlighted by the expansion of our partnership with SunTrust Bank,” said Daniel Meyers, Chairman and Chief Executive Officer.  “Building on the success of our first peak lending season since 2008, the sale of our variable interests enabled us to raise $13.0 million in additional cash, redeploy internal resources and simplify our financial reporting, further improving First Marblehead’s ability to deliver on the opportunities present in the marketplace.”

The Company presents two distinct reporting segments: Education Financing and Securitization Trusts.  The Education Financing segment includes the services the Company performs in designing, implementing, and originating various private education loan programs as well as other services, including tuition payment processing, portfolio management, trust administration, and retail banking.

Prior to the second quarter of fiscal 2012, the Securitization Trusts segment reflected the results of 14 consolidated trusts, including the 11 NCSLT Trusts.  In connection with the sale of the Company’s rights to certain fees from the NCSLT Trusts, the Company concluded that it was no longer the primary beneficiary of any of the NCSLT Trusts.  As a result, the Company deconsolidated the assets, liabilities, and accumulated deficit of the NCSLT Trusts on November 14, 2011.  The impact of this deconsolidation was recorded in the Securitization Trusts segment.  At December 31, 2011, the Company only continued to consolidate three GATE Trusts.  The administration of the consolidated securitization trusts, including investor reporting and default prevention and collections management services, is provided by the Education Financing segment and is eliminated in consolidation.

Education Financing Segment Results
The net loss for the Education Financing segment for the three months ended December 31, 2011 improved by $566 thousand to $3.5 million, or ($0.03) per fully diluted share, from $4.1 million, or ($0.04) per fully diluted share, for the three months ended December 31, 2010.  The improvement was principally due to $7.2 million of revenues  from tuition payment processing fees due to the inclusion of Tuition Management Systems, LLC (“TMS”) after December 31, 2010 and a $13.2 million higher income tax benefit relating to certain state tax matters, which were offset by $8.3 million in lower trust updates, principally as a result of the sale of certain of the Company’s service revenue receivables, a decrease of $7.8 million in the cash distributions received under TERI’s plan of reorganization and $3.6 million in higher non-interest expenses as a result of the inclusion of TMS and increased loan acquisition costs.

The net loss for the Education Financing segment for the six months ended December 31, 2011 increased by $1.5 million to $21.7 million from $20.2 million for the six months ended December 31, 2010.  For each six month period, the net loss per share was ($0.20).  The increase in net loss was principally due to $14.5 million of revenue from tuition payment processing fees due to the inclusion of TMS after December 31, 2010 and a $13.5 million higher income tax benefit in the fiscal 2012 period, offset by $7.7 million in lower trust updates, principally as a result of the sale of certain of the Company’s service revenue receivables, and a decrease of $6.7 million in cash received under TERI’s plan of reorganization, and $14.5 million in higher non-interest expenses as a result of the inclusion of TMS and higher loan acquisition costs.

During the first six months of the fiscal year, the Company disbursed approximately $29.7 million in Monogram-based loans on behalf of its clients, including $17.4 million for Union Federal Savings Bank.

Stockholders' equity for the Education Financing segment was $237.1 million as of December 31, 2011 compared to $257.3 million at June 30, 2011.

Securitization Trusts Segment Results
The results of the Securitization Trusts segment for the quarter ended December 31, 2011 included the results of the 11 NCSLT Trusts for approximately half the quarter and the results of the three GATE Trusts for the entire quarter.

The net income for the Securitization Trusts segment for the three and six months ended December 31, 2011 improved by $1.23 billion and $1.21 billion, respectively, to net income of $1.20 billion and $1.13 billion, respectively.  The increase in both periods was a result of the $1.24 billion non-cash gain recorded upon the deconsolidation of the NCSLT Trusts.

Excluding the non-cash gain of $1.24 billion and proceeds from TERI settlements, the loss from operations in the Securitization Trusts segment improved by $31.0 million, to $40.1 million, and by $3.9 million, to $116.3 million, for the three and six months  ended December 31, 2011 and December 31, 2010, respectively.  The $31.0 million improvement in the net loss from operations was primarily a result of the inclusion of the NCSLT Trusts for only one half of the quarter ended December 31, 2011.

Included in the Securitization Trusts segment are the three GATE Trusts for which the Company owns 100% of the residual interests.  Net income from the GATE Trusts for the three months  ended December 31, 2011 and 2010 were $1.3 million and $1.7 million, respectively.  Net income from the GATE Trusts for the six months ended December 31, 2011 and 2010 were $2.9 million and $3.2 million, respectively.

The accumulated deficit for the GATE Trusts was $2.3 million as of December 31, 2011 compared to $5.2 million at June 30, 2011.

Company Liquidity

As of December 31, 2011, the Company had $217.7 million in cash, cash equivalents and short-term investments compared to $267.4 million at June 30, 2011.  The decrease of $49.7 million resulted primarily from the purchase of $27.6 million in mortgage-backed securities, the funding of $17.4 million of new education loans, and $29.1 million to fund operations, which were partially offset by $13.0 million in sales proceeds for certain service revenue receivables and $7.7 million in deposit growth at Union Federal.

Net operating cash usage* was $13.4 million for the quarter ended December 31, 2011, down from the prior quarter’s $15.7 million.  The lower net operating cash usage was primarily the result of $2.7 million in lower loan acquisition costs quarter over quarter.

*See below under the heading "Use of Non-GAAP Financial Measures."

Quarterly Conference Call

First Marblehead will host a conference call on January 31, 2012 at 5:00 p.m. Eastern time to discuss its operating results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company's website at www.firstmarblehead.com, under Investors, or by dialing (800) 591-6942 in the United States or (617) 614-4909 from abroad and entering the pass code 88108199.

A replay will be available approximately two hours after completion of the call on First Marblehead's website or by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from abroad, and entering the pass code 12448379.  The replay will be available for two weeks

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs.  For more information, go to www.firstmarblehead.com.  First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org.   Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products.  For more information, go to www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services, and refund management services through its subsidiary Tuition Management Systems LLC.  For more information, go to www.afford.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of January 31, 2012.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, including the performance of the Trusts and resulting cash flows, disbursed loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with the Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to calculate our allowance for loan losses and related provision and the estimate of the fair value of service revenue receivables; our success in realizing the anticipated benefits of our acquisition of Tuition Management Systems, LLC, including additional fee-based revenues; and the other factors set forth under the caption “Part II– Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2011.  Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the Trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends.  We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Statements of Operations By Reporting Segment
For the Three Months Ended December 31, 2011 and 2010
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	2011				2010
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Securitization Trusts	Eliminations	Total
Revenues:
Net interest income (loss) after provision for loan losses	$577	$(34,456)	$6	$(33,873)	$(1)	$(56,348)	$10	$(56,339)
Total non-interest revenues	7,532	191	(926)	6,797	9,261	282	(7,595)	1,948
Total revenues	8,109	(34,265)	(920)	(27,076)	9,260	(56,066)	(7,585)	(54,391)
Total non-interest expenses	24,137	5,835	(1,105)	28,867	20,519	15,037	(6,786)	28,770
Loss from operations	(16,028)	(40,100)	185	(55,943)	(11,259)	(71,103)	(799)	(83,161)
Gain from NCSLT deconsolidation	—	1,237,359	358	1,237,717	—	—	—	—
Proceeds from TERI settlement	281	4	—	285	8,112	42,569	—	50,681
Income (loss) before income taxes	(15,747)	1,197,263	543	1,182,059	(3,147)	(28,534)	(799)	(32,480)
Income tax (benefit) expense	(12,209)	—	—	(12,209)	957	—	—	957
Net income (loss)	$(3,538)	$1,197,263	$543	$1,194,268	$(4,104)	$(28,534)	$(799)	$(33,437)
Net income (loss) per common share:
Basic	$(0.03)	$10.85	$—	$10.82	$(0.04)	$(0.28)	$(0.01)	$(0.33)
Diluted	(0.03)	10.85	—	10.82	(0.04)	(0.28)	(0.01)	(0.33)
Weighted-average common shares outstanding:
Basic				101,492				100,833
Diluted				110,381				100,833

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Statements of Operations By Reporting Segment
For the Six Months Ended December 31, 2011 and 2010
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	2011				2010
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Securitization Trusts		Eliminations	Total
Revenues:
Net interest income (loss) after provision for loan losses	$1,064	$(98,850)	$18	$(97,768)	$37		$(94,004)	$20	$(93,947)
Total non-interest revenues	19,524	571	(4,232)	15,863	14,267		575	(10,204)	4,638
Total revenues	20,588	(98,279)	(4,214)	(81,905)	14,304		(93,429)	(10,184)	(89,309)
Total non-interest expenses	55,087	18,014	(3,902)	69,199	40,550		26,807	(9,619)	57,738
Loss from operations	(34,499)	(116,293)	(312)	(151,104)	(26,246)		(120,236)	(565)	(147,047)
Gain from NCSLT deconsolidation	—	1,237,359	358	1,237,717	—		—	—	—
Proceeds from TERI settlement	1,405	6,885	—	8,290	8,112		42,569	—	50,681
Income (loss) before income taxes	(33,094)	1,127,951	46	1,094,903	(18,134)		(77,667)	(565)	(96,366)
Income tax (benefit) expense	(11,407)	—	—	(11,407)	2,039		—	—	2,039
Net income (loss)	$(21,687)	$1,127,951	$46	$1,106,310	$(20,173)	$	$(77,667)	$(565)	$(98,405)
Net income (loss) per common share:
Basic	$(0.20)	$10.23	$—	$10.03	$(0.20)		$(0.77)	$(0.01)	$(0.98)
Diluted	(0.20)	10.22	—	10.02	(0.20)		(0.77)	(0.01)	(0.98)
Weighted-average common shares outstanding:
Basic				101,413					100,802
Diluted				110,363					100,802

The First Marblehead Corporation and Subsidiaries Condensed Consolidated Balance Sheets By Reporting Segment As of December 31, 2011 (Unaudited) (Dollars in thousands)
	December 31, 2011
	Education Financing	Securitization Trusts	Eliminations	Total
	(dollars in thousands)
Assets:
Cash, cash equivalents and short-term investments	$217,685	$—	$—	$217,685
Restricted cash and investments	144,489	9,294	—	153,783
Investments available for sale, at fair value	37,136	—	—	37,136
Education loans held to maturity	17,033	250,171	—	267,204
Service revenue receivables	14,304	—	(7,901)	6,403
Goodwill	19,548	—	—	19,548
Intangible assets, net	21,989	—	—	21,989
Other assets	26,027	6,776	(61)	32,742
Total assets	$498,211	$266,241	$(7,962)	$756,490
Liabilities:
Deposits	$68,147	$—	$—	$68,147
Restricted funds due to clients	143,967	—	(40)	143,927
Long-term borrowings	—	263,707	—	263,707
Other liabilities	49,027	4,808	(2,069)	51,766
Total liabilities	261,141	268,515	(2,109)	527,547
Total stockholders’ equity (deficit)	237,070	(2,274)	(5,853)	228,943
Total liabilities and stockholders’ equity (deficit)	$498,211	$266,241	$(7,962)	$756,490

The First Marblehead Corporation and Subsidiaries Condensed Consolidated Balance Sheets By Reporting Segment As of June 30, 2011 (Unaudited) (Dollars in thousands)
	June 30, 2011
	Education Financing	Securitization Trusts	Eliminations	Total
	(dollars in thousands)
Assets:
Cash, cash equivalents and short-term investments	$267,367	$—	$—	$267,367
Restricted cash and investments	124,687	127,709	—	252,396
Investments available for sale, at fair value	11,019	—	—	11,019
Education loans held to maturity, net	—	6,946,545	(376)	6,946,169
Service revenue receivables	29,610	—	(21,418)	8,192
Goodwill	19,548	—	—	19,548
Intangible assets, net	23,040	—	—	23,040
Other assets	32,279	97,046	(4,274)	125,051
Total assets	$507,550	$7,171,300	$(26,068)	$7,652,782
Liabilities:
Deposits	$60,492	$—	$—	$60,492
Restricted funds due to clients	124,194	—	(2,306)	121,888
Long-term borrowings	—	8,273,140	—	8,273,140
Other liabilities	65,519	28,385	(16,703)	77,201
Total liabilities	250,205	8,301,525	(19,009)	8,532,721
Total stockholders’ equity (deficit)	257,345	(1,130,225)	(7,059)	(879,939)
Total liabilities and stockholders’ equity (deficit)	$507,550	$7,171,300	$(26,068)	$7,652,782

The First Marblehead Corporation and Subsidiaries Loan Volume Data For the Six Months Ended December 31, 2011 (Unaudited)
			Booked Loans
Applications	Loan Application Volume	Booked Loans	Weighted Average FICO	Weighted Average Rate	Disbursed Loans
53,844	$549,641,000	$43,383,000	759	6.69%	$29,670,000

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles ("GAAP"), the Company has included in this press release an additional financial metric that we refer to as "net operating cash usage" and that was not prepared in accordance with GAAP. We define "net operating cash usage" to mean approximate cash required to fund our operations.  "Net operating cash usage" is not directly comparable to our consolidated statement of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting our core operating performance and comparing such performance to that of prior periods.  The non-GAAP financial measure is also used by us in our financial and operational decision-making.

We believe that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of our quarterly and annual results, including our non-interest expenses and quarter-end liquidity position, particularly in light of dislocations in the private education loan industry and the capital markets that have affected us.  In addition, our presentation of this non-GAAP financial  measure is consistent with how we expect that analysts may calculate their estimates of our financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate our financial results.

There are limitations associated with reliance on any non-GAAP financial measure because it is specific to our operations and financial performance, which makes comparisons with other companies' financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, we believe that investors are  able to compare our GAAP results to those of other companies, while also gaining a better understanding of our operating performance, consistent with management's evaluation.

"Net operating cash usage" should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP.  “Net operating cash usage” relates solely to the Education Financing segment, and excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss before income taxes, for the three months and six months ended December 31, 2011 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a non-GAAP Financial Measure
For the Three and Six Months Ended December 31, 2011 and 2010
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
	(dollars in thousands)
Income (loss) before income taxes	$1,182,059	$(32,480)	$1,094,903	$(96,366)
(Income) loss and related eliminations attributable to:
NCSLT Trusts	(1,195,932)	30,233	(1,125,036)	80,913
GATE Trusts	(1,331)	(1,699)	(2,915)	(3,246)
Eliminations	(543)	799	(46)	565
Net loss before income taxes—Education Financing	(15,747)	(3,147)	(33,094)	(18,134)
Adjustments to net loss before income taxes—Education Financing:
Trust update (income) losses—additional structural advisory fees and residuals:
Securitization Trusts segment	181	(5,172)	(913)	(5,094)
Off-balance sheet VIEs	2,696	(297)	2,897	335
Asset servicing fees	323	346	268	(723)
Non-cash gains from TERI settlements	—	(5,021)	—	(5,021)
Depreciation and amortization	1,263	1,920	2,497	4,447
Stock-based compensation expense	1,180	1,199	2,522	2,250
TMS deferred revenue	(2,874)	—	(2,093)	—
Cash receipts from education loans, net of interest income accruals	219	206	422	295
Cash receipts from trust distributions	27	134	55	428
Other	(655)	(1,692)	(1,638)	(2,732)
Non-GAAP net operating cash usage	$(13,387)	$(11,524)	$(29,077)	$(23,949)